                                                                    EXHIBIT 10.7

                          Debt Conversion and Mutual
                       Settlement and Release Agreement

     This Debt Conversion and Mutual Settlement and Release Agreement ("Conversion Agreement") is entered into at Orlando, Florida, effective as of April 11, 2001 ("Effective Date"), between Holiday RV Superstores, Inc., a Delaware corporation ("Holiday RV") and Little Valley Auto and RV Sales, Inc., a West Virginia corporation ("Little Valley" and collectively with Holiday RV, the "Holiday RV Group"), and Ernest Davis, Jr., an individual ("Ernest") and Lori A Davis, an individual ("Lori" and collectively with Ernest, the "Investor Group").

                                  WITNESSETH:

     Whereas, Holiday RV (as "Buyer"), Little Valley (as "Company"), and the Investor Group (as "Stockholders") are parties to an agreement entitled Stock Purchase Agreement made and entered into on March 1, 2000 ("Stock Purchase Agreement").

     Whereas, in connection with the Stock Purchase Agreement, Holiday RV executed a convertible promissory note dated March 1, 2000 (the "Purchase Note"), pursuant to which Holiday RV promised to pay to the order of the Investor Group (as "Holder") the principal sum of one million seven hundred thirty one thousand nine hundred and nineteen and 60/100ths dollars ($1,731,919.60) together with interest as described therein on or before March 1, 2003.

     Whereas, Holiday RV as part of the consideration in connection with the Stock Purchase Agreement agreed to indemnify and hold harmless the Investor Group from liability for certain guarantees and other events, including without limitation those setout on Schedule 6.9 of the Stock Purchase Agreement (collectively, the "Indemnities").

     Whereas, in connection with the Stock Purchase Agreement, Little Valley (as the "Corporation") entered into an employment agreement dated March 1, 2000 (the "Employment Agreement") with Ernest (as "Employee"), pursuant to which Little Valley agreed, among other things, to employ Ernest for a period of three years as the General Manager, at a salary of eighty thousand dollars ($80,000) per year.

     Whereas, the Holiday RV Group with respect to the Investor Group, and the Investor Group with respect to the Holiday RV Group, desire to finally settle all of their respective rights and obligations under the Stock Purchase Agreement, the Purchase Note, all amendments thereto, and all other related agreements other than the Employment Agreement (collectively, the "Former Agreements"), terminate and release all of their respective rights and obligations under the Former Agreements, and settle all other disputes of any kind that may or could exist between the Holiday RV Group and the Investor Group with respect to the Former Agreements, all upon the terms and conditions set forth in this Conversion Agreement.

     Now Therefore, in consideration of the mutual agreements contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, Holiday RV, Little Valley, Ernest and Lori agree as follows:

     1. Defined Terms. In addition to those terms that may be defined elsewhere in this Conversion Agreement, the following terms shall have the meanings defined in this Section 1.
                         ---------

          1.1   "Common Stock" means the common stock, par value $.01 of Holiday
RV.

          1.2 "Note Conversion" means the conversion of indebtedness in the original principal amount of $1,731,919.60 owed by Holiday RV to the Investor Group (which is the entire principal amount Holiday RV and the Investor Group have agreed is due and payable pursuant to the Stock Purchase Agreement and the Purchase Notes), into five hundred thousand (500,000) shares of Common Stock (the "Conversion Shares") at a price per share of $2.88. All interest on the indebtedness accrued and unpaid as of the Effective Date shall be paid to the Investor Group as soon as practicable after the closing (the "Closing") of the transactions contemplated by this Conversion Agreement.

     2. Continuation of Employment. In consideration of the Note Conversion and as of the Effective Date:

          2.1 Holiday RV and Ernest agree that the Employment Agreement shall remain in full force and effect.

          2.2 Survival of Prohibition of Disclosure of Confidential Information. Ernest and Lori acknowledge and agree that in the course of their employment with Little Valley, they had access to confidential information and trade secrets relating to the business of Little Valley and Holiday RV. Ernest and Lori agree that neither of them shall not, without the express prior written consent of Holiday RV, for a period of three (3) years after the Effective Date, directly or indirectly disclose to any third person any such confidential information or trade secrets.

     3. Completion of Conversion. Upon the date of the Closing (the "Closing Date"), Holiday RV and the Investor Group shall complete the Note Conversion by concurrently taking the following actions:

          3.1   Actions By Holiday RV.

                (a) Holiday RV shall deliver to the Investor Group stock certificates, without legends or restrictions of any kind, representing the Conversion Shares to be delivered by Holiday RV to the Investor Group in the following names and numbers of shares:

                      (i) Ernest Davis, Jr. and Lori A. Davis for 500,000 shares.

          3.2   Actions By Investor Group.

                (a) The Investor Group shall duly deliver to Holiday RV the original Buyer Note.

                (b) Ernest shall continue to hold his position as General Manager of Little Valley pursuant to the terms set forth in the Employment Agreement.

          3.3 Effect of Conversion. Upon the Effective Date, (a) any and all amounts owed by the Holiday RV Group under the Former Agreements to the members of the Investor Group except accrued and unpaid interest as set forth in Section
                                                                         -------
1.2, shall be deemed to have been converted, respectively, into the number of
---
shares of Common Stock issued to the Investor Group, as set forth in Section
                                                                     -------
3.1; (b) as of and after the Effective Date no member of the Holiday RV Group
---
shall owe any debt or have any obligation of any kind to any of the members of the Investor Group, except for the Indemnities and for the obligations of the Holiday RV Group under this Conversion Agreement, and (c) each and all of the Former Agreements shall be terminated and of no further force or effect, except as this Agreement specifically provided.

          3.4   Restricted Securities; Registration.   The Investor Group agrees
and acknowledges that the Conversion Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act"), and may not be resold or transferred without registration under the Act and applicable state securities laws or an exception from such registration. Holiday RV agrees to file a registration statement under the Act covering the Conversion Shares as promptly as practicable after the Closing Date and will use commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission no later than the 45th day following the Closing Date. Holiday RV shall not be required to maintain the effectiveness of such registration statement after any of the Conversion Shares may be resold pursuant to Rule 144(k) under the Act.

     4. Settlement and Mutual Release. As of the Effective Date, the Holiday RV Group and the Investor Group agree that the terms and conditions of this
Section 4 shall be in effect with respect to the Former Agreements and all of
---------
the respective rights and obligations of the Holiday RV Group and the Investor Group pursuant to the Former Agreements and all other related agreements:

          4.1 The Former Agreements shall be deemed to have been voluntarily terminated pursuant to the mutual agreement of Holiday RV, Little Valley, Ernest and Lori, without any remaining liability to either Holiday RV, Little Valley, Ernest and Lori. Without limiting the generality of the foregoing provisions of this section, Holiday RV, Little Valley and each member of the Investor Group agree that the Holiday RV Group shall no longer have any obligations of any kind under the Former Agreements to pay any amount to the Investor Group, and the Investor Group shall no longer have any rights of any kind under the Former Agreements to collect from the Holiday RV Group or their predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns (collectively, "Related Parties") any amounts owed under the Former Agreements or convert such amounts into, or to otherwise obtain ownership of, shares of Common Stock.

          4.2 The Holiday RV Group with respect to the Investor Group, and the Investor Group with respect to the Holiday RV Group, shall be deemed to have forever released and discharged each other and each other's Related Parties from and against any and all claims, damages and causes of action, in law or equity, whether or not known, suspected, or claimed, direct or indirect fixed or contingent, whether now existing or hereafter arising that they may have against each other with respect to and in connection with the Former Agreements and any matter arising out of the terms and conditions thereof, including without limitation, any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement contained in or arising out of the Former Agreements.

     5. Representations, Warranties and Agreements of Holiday RV and Little Valley. In addition to any representations and warranties Holiday RV and Little Valley may make to the Investor Group elsewhere in this Conversion Agreement, or in any other document delivered to the Investor Group in connection herewith, each of Holiday RV and Little Valley represents and warrants to the Investor Group that the statements contained in this Section 5 are true, accurate,
                                            ---------
complete, and not misleading in any material respect, and also shall be so as of the Effective Date.

          5.1 Organization and Good Standing, and Other Status. Holiday RV is a corporation, legally and validly incorporated, organized and existing under the laws of the State of Delaware and Little Valley is a corporation legally and validly incorporated, organized and existing under the laws of the State of West Virginia.

          5.2 Authority to Conduct Business. Each of Holiday RV and Little Valley possesses full corporate power and lawful authority to own, lease and operate its assets, and to carry on its business as presently conducted. Each of Holiday RV and Little Valley is duly and legally qualified to do business and is in good standing in each country, state, county, city or other jurisdiction in which the failure to so qualify would have a material adverse impact on Holiday RV's or Little Valley's business.

          5.3   Authority Regarding this Agreement.

                5.3.1 Each of Holiday RV and Little Valley has the complete and unrestricted right, power, authority and capacity to (a) execute and deliver this Conversion Agreement, and every other document executed and delivered by Holiday RV and Little Valley to the Investor Group in connection therewith (collectively the "Transaction Documents"); and (b) carry out and perform each of Holiday RV's or Little Valley's obligations pursuant to the Transaction Documents.

                5.3.2 This Conversion Agreement has been, and, as of the Effective Date all of the other Transaction Documents will have been, duly and validly executed and delivered by each of Holiday RV and Little Valley, and when so executed and delivered, will constitute legal, valid and binding obligations of each of Holiday RV and Little Valley, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          5.4 Valid Issuance of Common Stock. The Conversion Shares, when issued and delivered in accordance with the terms of this Conversion Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer.

          5.5 Disclosure. Each of Holiday RV and Little Valley has fully provided each member of the Investor Group with all information each such party has requested for deciding whether to enter into the transactions contemplated by the Transaction Documents, including without limitation, the acquisition of the Common Stock.

     6. Representations, Warranties and Agreements of the Investor Group. In addition to any representations and warranties the Investor Group may make to the Holiday RV Group elsewhere in this Conversion Agreement, or in any other document delivered to Holiday RV or Little Valley in connection herewith, the members of the Investor Group, jointly and severally represent and warrant to Holiday RV and Little Valley that the statements contained in this Section 6 are
                                                                   ---------
true, accurate, complete, and not misleading in any material respect.

          6.1   Authority Regarding this Agreement.

                6.1.1 Each member of the Investor Group has the complete and unrestricted right, power, authority and capacity to (a) execute and deliver each Transaction Document to which it is a party; and (b) carry out and perform each of their respective obligations pursuant to such Transaction Documents.

                6.1.2 This Conversion Agreement has been, and, as of the Effective Date all of the other Transaction Documents will have been, duly and validly executed and delivered by each member of the Investor Group which is a party to such agreements or documents, and when so executed and delivered, will constitute legal, valid and binding obligations of each member of the Investor Group which is a party to such agreements or documents, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          6.2 Purchase Entirely For Own Account. Each member of the Investor Group is aware that Holiday RV is entering into the Transaction Documents in reliance on the representation made by each member of the Investor Group, which representation is respectively confirmed by each such member's execution of this Conversion Agreement, and each such member hereby confirms, that the Conversion Shares will be acquired for investment and not with a view to the resale or distribution of any part thereof, and that such member has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Conversion Agreement, each member of the Investor Group further represents that such member does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Conversion Shares.

          6.3 Disclosure of Information. Each member of the Investor Group is an insider of Holiday RV and has received all the information it considers necessary or appropriate in making an investment decision with respect to the Conversion Shares. Each member of the Investor Group has had an opportunity to ask questions and has received answers from Holiday RV regarding the terms and conditions of the Transaction Documents and the business, properties, prospects and financial condition of Holiday RV.

          6.4 Investment Experience. Each member of the Investor Group acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Shares. Each member of the Investor Group has carefully evaluated such member's financial resources and investment position and the risks associated with an investment in the Conversion Shares, and acknowledges that such member is able to bear the economic risks of this investment. Each member of the Investor Group further acknowledges that such member's financial condition is such that the member is not under any present necessity or constraint to dispose of the securities to satisfy any existing or contemplated debt or undertaking.

     7. Representations, Warranties and Agreements of the Parties with Regard to Insider Status. In addition to any representations and warranties any member of the Holiday RV Group and any member of the Investor Group may make elsewhere in this Conversion Agreement, or in any other document delivered to any party in connection herewith, Holiday RV, Little Valley, Ernest and Lori, jointly and severally represent and warrant to each other party that the statements contained in this Section 7 are true, accurate, complete, and not misleading in
                  ---------
any material respect, and acknowledge that each of them are relying upon such representations, warranties and agreements in entering into this Conversion Agreement and the transactions contemplated herein.

          7.1   Possession of Material Non-Public Information.

                7.1.1 The parties acknowledge that Ernest and/or Lori may have possession of, or may have received, confidential or material non-public information concerning the Common Stock and/or Holiday RV that the Holiday RV and/or Little Valley do not possess or have access to (the "Buyer Information"). In addition, the parties acknowledge that Holiday RV and/or Little Valley may have possession of, or may have received, confidential or material non-public information concerning the Common Stock and/or Holiday RV, that Ernest and/or Lori do no possess or have access to (the "Seller Information");

                7.1.2 The Holiday RV Group and the Investor Group have each requested that the other not disclose to it any of the Buyer Information or the Seller Information;

                7.1.3 The Holiday RV Group and the Investor Group have each complied with the other's request not to disclose to it any of the Buyer Information or the Seller Information; and

                7.1.4 As a consequence of such non-disclosure of the Buyer Information or the Seller Information, as the case may be, there may exist a disparity of information between the Holiday RV Group and the Investor Group with respect to the Common Stock and/or Holiday RV.

          7.2 Indemnification. As a condition to the Investor Group's agreement to purchase, and the Holiday RV Group's agreement to sell the Conversion Shares, each agree to waive against the other, and hereby release and agree to indemnify and hold harmless the other from, claims, if any the other could otherwise have with respect to the non-disclosure of the Buyer Information or the Seller Information.

     8.   Miscellaneous Provisions.

          8.1 Exhibits. All exhibits described in this Conversion Agreement are incorporated by reference as if fully set forth herein, and constitute a material part of this Conversion Agreement, whether or not such exhibits are attached hereto.

          8.2 Governing Law. This Conversion Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida, United States of America. Any legal action between the parties regarding this Conversion Agreement shall be brought in, and the parties hereby consent to the jurisdiction of and venue in the federal and state courts located in the State of Florida, United States of America.

          8.3 Notices. Any notice, demand or other communication required or permitted under this Conversion Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) Federal Express or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

     To Holiday RV:       Holiday RV Superstores, Inc.
                          200 E. Broward, Suite 920
                          Ft. Lauderdale, FL 33301
                          Attn:  Michael S. Riley
                          Telephone: 954-522-9903
                          Facsimile: 954-523-9006
     To any member of
     the Investor Group:  Ernest Davis, Jr. and Lori Davis
                          334 Old Grandview Road
                          Beaver, West Virginia 25813

                          Telephone: 304-763-2341
                          Facsimile.: 304-763-2341

Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

          8.4 Severability. In the event that any provision of this Conversion Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Conversion Agreement shall continue in full force and effect without said provision. If this Conversion Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

          8.5 Counterparts. This Conversion Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

          8.6 Entire Agreement. This Conversion Agreement, and the documents and agreements contemplated herein and therein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

          8.7 Successors and Assigns. Except as specifically permitted pursuant to the terms and conditions hereof, no party shall be permitted to assign their respective rights or obligations under this Conversion Agreement without the prior written consent of the other parties. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

          8.8 Amendment and Waiver. No modification or waiver of any provision of this Conversion Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Conversion Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Conversion Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Conversion Agreement or the right of any party to thereafter enforce each and every provision of this Conversion Agreement.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Conversion Agreement as of the date first above written.

                                   HOLIDAY RV SUPERSTORES, INC.


                                   By: ________________________________
                                       Michael S. Riley
                                       Chief Executive Officer



                                   LITTLE VALLEY AUTO AND RV SALES, INC.



                                   By: ________________________________
                                       Michael S. Riley
                                       Chief Executive Officer



                                   ___________________________________
                                   Ernest Davis, Jr.



                                   ___________________________________
                                   Lori Davis